Exhibit 23(a)







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








  The Board of Directors
  Whitman Corporation




  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 1998, relating to the consolidated balance sheets of Whitman Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Whitman Corporation annual report on Form 10-K.




                                       KPMG Peat Marwick LLP



  Chicago, Illinois
  May 29, 1998